                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Boeing Company on Form S-3 of our report dated January 29, 2004 (February 11, 2004 as to the effects of the tax refunds described in Notes 6 and 25 therein) (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, effective January 1, 2002, and in the method of accounting for derivative financial instruments to conform to Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended, effective January 1, 2001) and our report on financial statement schedule dated March 3, 2004 appearing in the Annual Report on Form 10-K of The Boeing Company for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois
March 17, 2004